UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 25, 2008

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant's Business and Operations
Item 1.01  Entry into a Material Definitive Agreement

On November 26, 2008, Blackhawk Capital Group BDC, Inc., a Delaware corporation (the "Company") and Barak Asset Management, LLC, a Delaware limited liability company ("Barak") entered into Amendment No. 1 ("Amendment") to the Investment Advisory Management Agreement dated October 31, 2006 ("Investment Advisory Agreement") between the Company and Barak. Pursuant to the Amendment, the Company and Barak agreed that (a) the term of the Investment Advisory Agreement would be extended from October 31, 2008 to October 31, 2009 and (b) the fee schedule attached as Exhibit 1 to the Investment Advisory Agreement would be revised to reflect a different fee structure for Barak based upon Company assets under management. The Amendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated hereby by reference, and was approved by unanimous written consent of the Board of Directors of the Company, including the consent of all independent directors of the Company.

On November 25, 2008, the Board of Directors of the Company approved, by unanimous written consent with all independent directors of the Company consenting to the resolution, the payment of rent of $4,000 per month to The Concorde Group, Inc. ("Concorde"), the controlling stockholder and affiliate of the Company. The Company subleases space from Concorde at 14 Wall Street, 11th Floor, New York, New York 10005 and has been subleasing space from Concorde since 2004 without the payment of any rent. The Board of Directors of the Company believes that the $4,000 monthly rental payment to Concorde is fair to and in the best interests of the Company and its stockholders, and does not involve overreaching on behalf of Concorde and the Company.

On November 25, 2008, the Board of Directors approved the Company's Stock Option Plan ("Stock Option Plan") by unanimous written consent, with all independent directors consenting to the approval of the Stock Option Plan. Adoption of the Stock Option Plan is conditioned upon the approval and vote of stockholders owning a majority of the outstanding shares of common stock of the Company. Pursuant to the Stock Option Plan, options for 3,000,000 shares of common stock are available for grant to the Company's officers, directors and key employees. To date, no grants have been made under the Stock Option Plan. A grant must be approved by the stock option Committee of the Company, which has not been formed yet but will consist of all independent directors, and be set forth in a stock option agreement between the Company and the optionee. The Stock Option Plan is subject to the provisions of the Investment Company Act, as amended ("Investment Company Act") applicable to business development companies. The Company plans to obtain majority stockholder approval of the Stock Option Plan by written consent of stockholders under Delaware General Corporation Law and then (i) send an information statement to its stockholders concerning such action and (ii) file a Schedule 14C under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, if such majority stockholder approval is obtained by written consent.

Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

The following is attached hereto and incorporated herein as an Exhibit.

Exhibit 10.1	Amendment No. 1 dated November 26, 2008 to Investment Advisory Management Agreement dated October 31, 2006 between Blackhawk Capital Group BDC, Inc. and Barak Asset Management, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2008	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer